EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of JumboSports Inc. and subsidiaries on Forms S-8 (File Nos. 333-45041 and 333-45043) of our report dated April 10, 1998, on our audits of the consolidated financial statements of JumboSports Inc. and subsidiaries as of January 31, 1997 and January 30, 1998 and for the years ended January 31, 1997 and January 30, 1998, which report is included in this annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

Tampa, Florida
April 24, 1998